SECOND AMENDMENT TO CREDIT AGREEMENT

    THIS SECOND AMENDMENT TO CREDIT AGREEMENT ("Amendment"), dated as of June 12, 1996, is entered into by and among ROSS STORES, INC. (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "Agent"), THE INDUSTRIAL BANK OF JAPAN, LIMITED, as Co-Agent, and the several financial institutions party to the Credit Agreement (collectively, the "Banks").

                            RECITALS

    The Company, Banks, and Agent are parties to a Credit Agreement dated as of June 22, 1994 (as previously amended, the "Credit Agreement") pursuant to which the Agent and the Banks have extended certain credit facilities to the Company. The Banks are willing to amend the Credit Agreement subject to the terms and conditions of this Amendment.

    NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

    2.  Amendments to Credit Agreement.

        (a) The definition of "Applicable Margin" in Section 1.01 of the Credit Agreement shall be amended to read as follows:

        "Applicable Margin" means

                (i)  with respect to Base Rate Loans, 0.000%; and

                (ii)  with respect to Offshore Rate Loans, 0.375%.

        (b) The definition of "EBITDA" in Section 1.01 of the Credit Agreement shall be amended to read as follows:

                "EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the net income (or net loss) for such period plus (b) depreciation and interest expense and the amortization of intangibles, plus
        (c) all accrued income taxes (excluding tax credits and tax refunds); without giving effect to extraordinary losses or extraordinary gains.

        (c) The definition of "Leverage Ratio" is amended to read as follows:

        "Leverage Ratio" means the ratio of total consolidated current and non-current liabilities, including liabilities under guaranties and any other contingent obligation, but excluding
    Straight Line Rent, to the aggregate of Tangible

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Net Worth.  "Straight Line Rent" means the amount of deferred rent expense for retail stores, up to an amount not exceeding Fifteen Million Dollars ($15,000,000); any deferred rent expense for retail stores exceeding this amount shall be included as a liability in the calculation of the Leverage Ratio.

        (d) The definition of "Maturity Date" in Section 1.01 of the Credit Agreement shall be amended to read as follows:

        "Maturity Date" means July 1, 2001.

        (e)  The definition of "Revolving Termination Date" in Section
1.01 of the Credit Agreement shall be amended to read as follows:

        "Revolving Termination Date" means the earlier to occur of:

                (a) July 1, 1997; and

                (b)  the date on which the Aggregate Revolving
        Commitment shall terminate in accordance with the provisions of this Agreement.

        (f) Section 6.02 of the Credit Agreement is amended to read as follows:

        6.02 Tangible Net Worth. The Company shall maintain on a consolidated basis Tangible Net Worth in amounts not less than the amounts indicated below at all times during the periods specified below:

            (a) The initial Tangible Net Worth requirements shall be as follows:

                  Time Periods                  Tangible Net Worth

    From the last day of the Fourth                   $220,000,000
    Quarter in Fiscal Year 1995 through
    the day before the last day of the
    Fourth Quarter in Fiscal Year 1996

    From the last day of the Fourth                   $250,000,000
    Quarter in Fiscal Year 1996 through
    the day before the last day of the
    Fourth Quarter in Fiscal Year 1997

    From the last day of the Fourth                   $280,000,000
    Quarter in Fiscal Year 1997 through
    the day before the last day of the
    Fourth Quarter in Fiscal Year 1998

    From the last day of the Fourth                   $300,000,000
    Quarter in Fiscal Year 1998 through
    the day before the last day of the
    Fourth Quarter in Fiscal Year 1999

    Thereafter                                        $325,000,000


            (b) From and after the time that the Company has repurchased (under programs authorized on February 4, 1993 and November 17, 1993 or thereafter) (a) two million of its outstanding shares, plus (b) an additional number of its shares for a consideration of at least $15,000,001; then the minimum Tangible Net Worth requirement shall be as specified below.


                  Time Periods                  Tangible Net Worth

    From the last day of the Fourth                   $210,000,000
    Quarter in Fiscal Year 1995 through
    the day before the last day of the
    Fourth Quarter in Fiscal Year 1996

    From the last day of the Fourth                   $235,000,000
    Quarter in Fiscal Year 1996 through
    the day before the last day of the
    Fourth Quarter in Fiscal Year 1997

    From the last day of the Fourth                   $270,000,000
    Quarter in Fiscal Year 1997 through
    the day before the last day of the
    Fourth Quarter in Fiscal Year 1998

    From the last day of the Fourth                   $300,000,000
    Quarter in Fiscal Year 1998 through
    the day before the last day of the
    Fourth Quarter in Fiscal Year 1999

    Thereafter                                        $325,000,000

            (c) From and after the time that the Company has repurchased an additional number of its shares, beyond those required by subparagraph (b) above, for a consideration of at least $100,000,000; then the minimum Tangible Net Worth requirement shall be as specified below.

    Time Periods                                Tangible Net Worth

    From the last day of the Fourth                   $210,000,000
    Quarter in Fiscal Year 1995 through
    the day before the last day of the
    Fourth Quarter in Fiscal Year 1996

    From the last day of the Fourth                   $235,000,000
    Quarter in Fiscal Year 1996 through
    the day before the last day of the
    Fourth Quarter in Fiscal Year 1997

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    From the last day of the Fourth                   $250,000,000
    Quarter in Fiscal Year 1997 through
    the day before the last day of the
    Fourth Quarter in Fiscal Year 1998

    From the last day of the Fourth                   $275,000,000
    Quarter in Fiscal Year 1998 through
    the day before the last day of the
    Fourth Quarter in Fiscal Year 1999

    Thereafter                                        $300,000,000


            (d) If the Company repurchases additional shares beyond those specified in subparagraphs (b) and (c), then the minimum Tangible Net Worth requirement figures stated in subparagraph (c) shall be further reduced by an amount equal to fifty percent (50%) of the consideration paid for such excess shares purchased; provided, however, that in no event shall the minimum Tangible Net Worth requirement for any period after January 31, 1998 be reduced below Two Hundred Fifty Million Dollars ($250,000,000).

            (e) The Company promises to notify the Agent, via a certificate signed by a Responsible Officer, promptly when any of the foregoing events has occurred.

        (g) Section 6.03 of the Credit Agreement, entitled "Leverage Ratio," is amended to read as follows:

        6.03 Leverage Ratio. The Company shall maintain on a consolidated basis a Leverage Ratio not greater than the amounts indicated below at and as of the times specified below:

    Date of Determination                     Leverage Ratio

    End of First, Second and Third            1.70
    Quarters in Fiscal Year 1996

    December 31, 1996                         1.25

    End of Fiscal Year 1996                   1.40

    End of First, Second and Third            1.60
    Quarters in Fiscal Year 1997

    December 31, 1997                         1.20

    End of Fiscal Year 1997                   1.35

    End of First, Second and Third            1.50
    Quarters in Fiscal Year 1998

    December 31, 1998                         1.20

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    End of Fiscal Year 1998                   1.30

    End of First, Second and Third            1.50
    Quarters in Fiscal Year 1999

    December 31, 1999                         1.20

    End of Fiscal Year 1999                   1.30

    End of First, Second and Third            1.40
    Quarters in Fiscal Year 2000

    December 31, 2000                         1.10

    End of Fiscal Year 2000                   1.20

    End of First Quarter in                   1.40
    Fiscal Year 2001


        (h)  The first sentence of Section 6.05 of the Credit
Agreement, entitled "Fixed Charge Coverage Ratio," is amended to read as follows:

    The Company shall maintain on a consolidated basis a ratio of (a) the sum of EBITDA, rent expense and lease expense to (b) the sum of rent expense, lease expense, all accrued income taxes (excluding tax credits and tax refunds), interest expense, excess dividends and the current portion of long term debt; at least equal to 1.25:1.00.

    3. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Banks as follows:

        (a) No Default or Event of Default has occurred and is continuing.

        (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

        (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct.

        (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

    4. Effective Date. This Amendment will become effective as of June 12, 1996 (the "Effective Date"), provided that each of the following conditions precedent is satisfied:

        (a) The Agent has received from the Company and each of the Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Amendment.

        (b) The Agent has received from the Company a copy of a resolution passed by the board of directors of such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

        (c) All representations and warranties contained herein are true and correct as of the Effective Date.

    5.  Miscellaneous.

        (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

        (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

        (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

        (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

        (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This

Amendment supersedes all prior drafts and communications with respect thereto.

        (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

        (g) The Company covenants to pay to or reimburse the Agent and the Banks, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

               ROSS STORES, INC.

               By: /s/  John Vuko
               Title: SVP & Controller


               By:

               Title:

               BANK OF AMERICA NATIONAL TRUST
               AND SAVINGS ASSOCIATION,
               as Agent

               By: /s/ Wendy Young
                   Wendy Young, Vice President

               THE INDUSTRIAL BANK OF JAPAN,
               LIMITED, as Co-Agent and as a Bank


               By: /s/ Yoh Nakahara
                        Yoh Nakahara

               Title:General Manager

               By:

               Title:

               BANK OF AMERICA NATIONAL TRUST
               AND SAVINGS ASSOCIATION, as a Bank


               By: /s/ Hagop V. Bouldoukian
                   Hagop V. Bouldoukian
                   Vice President